Exhibit 24.1
                                  ------------

                   PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Neil Kornswiet and Brad Plantiko as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of People's Choice Home Loan Securities Corp.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of People's Choice Home Loan Securities Corp. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                                    TITLE                                         DATE
/s/ Neil Kornswiet                           Director and President (Principal
-------------------------------              Executive Officer)
Neil Kornswiet                                                                             January 9, 2004


/s/ Brad Plantiko                            Director and Treasurer (Principal
-------------------------------              Financial Officer and Principal
Brad Plantiko                                Accounting Officer)                           January 9, 2004